Filed Pursuant to Rule 424(b)(2)
File No. 333-180728

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated October 30, 2013

PRICING SUPPLEMENT No. 380 dated November     , 2013

(To Product Supplement No. 2 dated May 2, 2012,

Prospectus Supplement dated April 13, 2012

and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K Equity Linked Securities

Growth Securities—Leveraged Upside Participation to a Cap and Contingent Downside With Contingent Minimum Return Principal at Risk Securities Linked to the S&P 500® Index due November 27, 2019

■	Linked to the S&P 500® Index
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater or less than the original offering price of the securities, depending on the performance of the Index from its starting level to its ending level. The payment at maturity will reflect the following terms:

■

If the level of the Index increases, you will receive the original offering price plus the greater of (i) the contingent minimum return of 12% of the original offering price and (ii) 200% participation in the upside performance of the Index, subject to a maximum total return at maturity of 55% to 65% (to be determined on the pricing date) of the original offering price

■ If the level of the Index decreases but the decrease is not more than 30%, you will receive the original offering price plus the contingent minimum return of 12% of the original offering price
■

If the level of the Index decreases by more than 30%, you will receive less than the original offering price and have full downside exposure to the decrease in the level of the Index from the starting level to the ending level, mitigated only by the downside payment amount of 12% of the original offering price

■	Investors may lose up to 88% of the original offering price
■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $944.70 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $934.10 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-11 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000	$2.50	$997.50
Total

(1)

The agent will receive an agent discount, and from this agent discount will pay securities dealers acting as custodian a fee, if any, charged by each custodian, of up to $2.50 per security. Wells Fargo Securities, LLC, a wholly-owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Investment Description

The Principal at Risk Securities Linked to the S&P 500® Index due November 27, 2019 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater or less than the original offering price of the securities depending on the performance of the S&P 500® Index (the “Index”) from its starting level to its ending level. The securities provide:

(i)

the possibility of a return at maturity, if the level of the Index increases from its starting level to its ending level, in an amount equal to the greater of (a) the contingent minimum return of 12% of the original offering price, and (b) 200% of the percentage increase in the level of the Index from the starting level to the ending level, provided that the total return at maturity of the securities will not exceed the maximum total return of 55% to 65% of the original offering price, as determined on the pricing date;

(ii)	repayment of principal plus a return at maturity equal to the contingent minimum return if, and only if, the ending level of the Index is not less than the starting level by more than 30%; and

(iii)

full exposure to decreases in the level of the Index from the starting level if the ending level is less than the starting level by more than 30%, mitigated only by the downside payment amount of 12% of the original offering price.

If the ending level is less than the starting level by more than 30%, you will receive less, and possibly 88% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market.

You should read this pricing supplement together with product supplement no. 2 dated May 2, 2012, the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 2 dated May 2, 2012 filed with the SEC on May 2, 2012: http://www.sec.gov/Archives/edgar/data/72971/000119312512204471/d342623d424b2.htm

•	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

S&P® is a registered trademark of Standard and Poor’s Financial Services LLC (“S&P Financial”) and has been licensed for use by S&P Dow Jones Indices LLC (“S&P”). “Standard & Poor’s®,” “S&P 500®,” “Standard & Poor’s 500®” and “500®” are trademarks of S&P Financial and have been licensed for use by S&P and sublicensed for certain purposes by us. The S&P 500 Index is a product of S&P and has been licensed for use by us. The securities are not sponsored, endorsed, sold or promoted by S&P, S&P Financial or their respective affiliates, and neither S&P, S&P Financial or their respective affiliates make any representation regarding the advisability of investing in the securities.

PRS-2

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Potential Conflicts Of Interest Could Arise Between You And Us.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

PRS-3

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Investment Description (Continued)

If WFS or any of its affiliates purchases the securities from you at any time up to the issue date or during the 6-month period following the issue date, the secondary market price will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs, which includes the projected profit that is expected to accrue over time but does not include the agent discount, is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 6-month period. We expect that this increase will also be reflected in the value indicated for the securities on any brokerage account statements.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-4

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Investor Considerations

We have designed the securities for investors who:

¡

seek a contingent minimum return at maturity of 12% of the original offering price, if the ending level is equal to or greater than the starting level or has not decreased by more than 30% from the starting level;

¡

seek the possibility of a return at maturity greater than the contingent minimum return if 200% of the percentage increase in the level of the Index from the starting level to the ending level is greater than the contingent minimum return, subject to the maximum total return at maturity of 55% to 65% (to be determined on the pricing date) of the original offering price;

¡	desire repayment of the original offering price at maturity so long as the ending level is not less than the starting level by more than 30%;

¡	seek to mitigate any decline of more than 30% from the starting level to the ending level through the operation of the downside payment amount of 12% of the original offering price;

¡

understand that if the ending level is less than the starting level by more than 30%, they will be fully exposed to the decrease in the Index from the starting level, mitigated only by the downside payment amount, and will receive less, and possibly 88% less, than the original offering price per security at maturity;

¡	are willing to forgo interest payments on the securities and dividends on securities included in the Index; and

¡	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

¡	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

¡	are unwilling to accept the risk that the ending level of the Index may decrease by more than 30% from the starting level;

¡

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

¡	seek uncapped exposure to the upside performance of the Index;

¡	seek a greater contingent minimum return at maturity;

¡	seek full return of the original offering price of the securities at maturity;

¡	seek current income;

¡	are unwilling to accept the risk of exposure to the United States equity market;

¡	seek exposure to the Index but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

¡	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Index generally, or to the exposure to the Index that the securities provide specifically; or

¡	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-5

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Terms of the Securities

Market Measure:	S&P 500 Index
Pricing Date:	November 22, 2013*
Issue Date:	November 27, 2013* (T+3)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount:	The “redemption amount” per security will equal:

•	if the ending level is greater than or equal to the starting level: $1,000 plus the greater of:

(i)	$1,000	x	ending level – starting level	x participation rate	; and
starting level

(ii) the contingent minimum return;

provided that the redemption amount will not be greater than the capped value;

•	if the ending level is less than the starting level, but greater than or equal to the threshold level: $1,000 plus the contingent minimum return; or

•	if the ending level is less than the threshold level: $1,000 minus:

$1,000	x	starting level – ending level
starting level

plus the downside payment amount.

If the ending level is less than the threshold level, you will receive less, and possibly 88% less, than the original offering price of your securities at maturity.
Stated Maturity Date:	November 27, 2019*. If the calculation day is postponed, the stated maturity date will be postponed to the third business day after the calculation day as postponed.
Starting Level:	, the closing level of the Index on the pricing date.
Ending Level:	The “ending level” will be the closing level of the Index on the calculation day.
Threshold Level:	, which is equal to 70% of the starting level.
Contingent Minimum Return:	The “contingent minimum return” is 12% of the original offering price per security ($120 per security) so long as the ending level is equal to or greater than the threshold level.
Participation Rate:	200%
Downside Payment Amount:	The “downside payment amount” is 12% of the original offering price per security ($120 per security).
Calculation Day:

November 22, 2019.* If such day is not a trading day, the calculation day will be postponed to the next succeeding trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event.

Capped Value:

The “capped value” will be determined on the pricing date and will be within the range of 155% to 165% of the original offering price per security ($1,550 to $1,650 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 55% to 65% of the original offering price.

*

To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-6

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Terms of the Securities (Continued)

Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:

The United States federal income tax consequences of your investment in the securities are uncertain. The discussion below supplements the discussion under “United States Federal Income Tax Considerations” on page PRS-20 below and is subject to the limitations and exceptions set forth therein.

The terms of the securities require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize and treat a security as a pre-paid derivative contract with respect to the Index that bears income equal to the contingent minimum return that is includible in ordinary income for tax purposes. If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (the “IRS”)), you should generally (i) include the contingent minimum return in income as ordinary income at the time you receive or accrue the contingent minimum return, depending on your regular method of accounting for tax purposes, and (ii) recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time, other than in respect of the contingent minimum return, and the price you paid for them. Such gain or loss should generally be long-term capital gain or loss if you held your securities for more than one year. Any character mismatch arising from your inclusion of ordinary income in respect of the contingent minimum return and capital loss (if any) upon the sale, exchange or maturity of your securities may result in adverse tax consequences to you because your ability to deduct capital losses is subject to significant limitations.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in a manner described under “United States Federal Income Tax Considerations—Alternative Treatments” on page PRS-21 below.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your securities.

In addition, if you are not a United States holder, as that term is defined under “United States Federal Income Tax Considerations” on page PRS-20 below, you should review the discussion set forth under “United States Federal Income Tax Considerations—Non-United States Holders” on page PRS-22 below.

You are urged to read the more detailed discussion in “United States Federal Income Tax Considerations” on page PRS-20 below and to consult your own tax advisor.

PRS-7

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Terms of the Securities (Continued)

Agent:

Wells Fargo Securities, LLC. The agent expects to make a profit by selling, structuring and, where applicable, hedging the securities. The agent may resell the securities to securities dealers acting as custodian for investors at the original offering price of the securities less a fee, if any, charged by each custodian, which may vary but will not exceed $2.50 per security.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	94986RRX1

PRS-8

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-9

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Hypothetical Payout Profile

The following profile is based on a hypothetical capped value of 160% or $1,600 per security (the midpoint of the specified range for the capped value), a contingent minimum return of 12% or $120 per security, a participation rate of 200%, a threshold level equal to 70% of the starting level and a downside payment amount of 12% or $120 per security. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual capped value and whether you hold your securities to maturity.

PRS-10

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Selected Risk Considerations

Your investment in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

•

If The Ending Level Is Less Than The Threshold Level, You Will Receive Less, And Possibly 88% Less, Than The Original Offering Price Of Your Securities At Maturity. If the ending level is less than the threshold level, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the level of the Index to the extent it is below the starting level (expressed as a percentage of the starting level), as mitigated by the downside payment amount of 12% of the original offering price per security. The threshold level is 70% of the starting level. For example, if the Index has declined 30.1%, you will have full downside exposure to the decline in the level of the Index from the starting level, as mitigated by the downside payment amount, and you will lose 18.1% (i.e., -30.1% + 12%, or -18.1%) of your original investment. As a result, if the ending level is less than the threshold level, you will receive less, and possibly 88% less, than the original offering price per security at maturity even if the level of the Index is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

•

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Index. The opportunity to participate in the possible increases in the level of the Index through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the capped value is reached.

•	No Periodic Interest Will Be Paid On The Securities.

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in the Index for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price. The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

•

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers. The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

•

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market. Secondary market prices, if any, for the securities will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk consideration. Any secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk consideration change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

PRS-11

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Selected Risk Considerations (Continued)

If WFS or any of its affiliates purchases the securities from you at any time up to the issue date or during the 6-month period following the issue date, the secondary market price will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs, which includes the projected profit that is expected to accrue over time but does not include the agent discount, is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 6-month period. We expect that this increase will also be reflected in the value indicated for the securities on any brokerage account statements.

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the level of the Index at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities: Index performance; interest rates; volatility of the Index; time remaining to maturity; and dividend yields on the securities included in the Index. In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. Because numerous factors are expected to affect the value of the securities, changes in the level of the Index may not result in a comparable change in the value of the securities.

•	You Will Only Receive The Contingent Minimum Return If The Ending Level Is Equal To Or Greater Than The Threshold Level.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

•

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index. Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the Index because, among other reasons, the redemption amount will be determined by reference to the ending level of the Index, which will be calculated by reference to the prices of the securities in the Index without taking into consideration the value of dividends paid on those securities.

•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

•	We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

•

The Stated Maturity Date Will Be Postponed If The Calculation Day Is Postponed. The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be postponed until three business days after the postponed calculation day.

PRS-12

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Selected Risk Considerations (Continued)

•

Potential Conflicts Of Interest Could Arise Between You And Us. You should be aware of the following potential conflicts of interest between you and us in connection with the offering of the securities:

•

WFS, which is our affiliate and the agent for the distribution of the securities, will be the calculation agent for purposes of determining, among other things, the starting level and the ending level, calculating the redemption amount, determining whether adjustments should be made to the ending level, and determining whether a market disruption event has occurred.

•	The estimated value of the securities set forth on the cover page of this pricing supplement was calculated for us by WFS.

•

We or one or more of our affiliates may, at present or in the future, publish research reports on the Index or the companies whose securities are included in the Index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the market price of securities included in the Index and, therefore, the value of the securities.

•	We or one or more of our affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Index.

These activities may present a conflict between us and our affiliates and you.

•	Trading And Other Transactions By Us Or Our Affiliates Could Affect The Level Of The Index, Prices Of Securities Included In The Index Or The Value Of The Securities.
•

Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain. The United States federal income tax consequences of your investment in the securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. See “United States Federal Income Tax Considerations” on page PRS-20 below. You should consult your tax advisor about your own tax situation.

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion of income in respect of your securities. Because there is no authority that specifically addresses the United States federal income tax treatment of the securities, it is possible that your securities could be treated for United States federal income tax purposes in a manner that differs significantly from the treatment described in this pricing supplement. We urge you to read the discussion entitled “United States Federal Income Tax Considerations” below on page PRS-20 for a more detailed discussion of the tax considerations applicable to your securities, and we also urge you to discuss the tax consequences of your investment in the securities with your tax advisor.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your securities.

PRS-13

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Hypothetical Returns

The following table illustrates, for a hypothetical capped value of 160% or $1,600 per security (the midpoint of the specified range for the capped value) and a range of hypothetical ending levels of the Index:

•	the hypothetical percentage change from the hypothetical starting level to the hypothetical ending level;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
2619.57	50.00%	$1,600.00	60.00%	7.99%
2444.93	40.00%	$1,600.00	60.00%	7.99%
2270.29	30.00%	$1,600.00	60.00%	7.99%
2095.66	20.00%	$1,400.00	40.00%	5.68%
1921.02	10.00%	$1,200.00	20.00%	3.06%
1851.16	6.00%	$1,120.00	12.00%	1.90%
1833.7	5.00%	$1,120.00	12.00%	1.90%
1746.38(2)	0.00%	$1,120.00	12.00%	1.90%
1571.74	-10.00%	$1,120.00	12.00%	1.90%
1484.42	-15.00%	$1,120.00	12.00%	1.90%
1397.10	-20.00%	$1,120.00	12.00%	1.90%
1222.466	-30.00%	$1,120.00	12.00%	1.90%
1205.00	-31.00%	$810.00	-19.00%	-3.48%
873.19	-50.00%	$620.00	-38.00%	-7.81%
436.60	-75.00%	$370.00	-63.00%	-15.90%
0.00	-100.00%	$120.00	-88.00%	-32.38%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The hypothetical starting level. The actual starting level will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual starting level, ending level and capped value.

PRS-14

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Hypothetical Payments at Stated Maturity

Set forth below are five examples of payment at stated maturity calculations (rounded to two decimal places), reflecting a hypothetical capped value of 160% or $1,600 per security (the midpoint of the specified range for the capped value) and assuming hypothetical starting levels and ending levels as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price and reflects a return greater than the contingent minimum return:

Hypothetical starting level: 1746.38

Hypothetical ending level: 2100.00

Since the 200% participation rate multiplied by the percentage increase from the hypothetical starting level to the hypothetical ending level is more than 12%, the redemption amount would equal:

$1,000 +	$1,000 x	2100.00 – 1746.38	x 200%	= $	1,404.97
1746.38

On the stated maturity date you would receive $1,404.97 per security.

Example 2. Redemption amount is greater than the original offering price and reflects a return equal to the contingent minimum return:

Hypothetical starting level: 1746.38

Hypothetical ending level: 1825.00

Since the hypothetical ending level is greater than the hypothetical starting level, but the 200% participation rate multiplied by the percentage increase from the hypothetical starting level to the hypothetical ending level is not more than 12%, the redemption amount would equal the original offering price plus the contingent minimum return.

On the stated maturity date you would receive $1,120.00 per security.

Example 3. Redemption amount is equal to the capped value:

Hypothetical starting level: 1746.38

Hypothetical ending level: 2400.00

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000 x	2400.00 – 1746.38	x 200%	= $	1,748.54
1746.38

On the stated maturity date you would receive $1,600.00 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending level is greater than the starting level by more than 6%, you will participate in the performance of the Index at a rate of 200% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending levels that are greater than 130% of the starting level (assuming a capped value of 160%, the midpoint of the specified range for the capped value) since your return on the securities for any ending level greater than 130% of the starting level will be limited to the capped value.

PRS-15

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

Hypothetical Payments at Stated Maturity (Continued)

Example 4. Redemption amount is greater than the original offering price and reflects a return equal to the contingent minimum return:

Hypothetical starting level: 1746.38

Hypothetical ending level: 1500.00

Hypothetical threshold level: 1222.466, which is 70% of the hypothetical starting level

Since the hypothetical ending level is less than the hypothetical starting level, but not by more than 30%, the redemption amount would equal the original offering price plus the contingent minimum return.

On the stated maturity date you would receive $1,120.00 per security.

Example 5. Redemption amount is less than the original offering price:

Hypothetical starting level: 1746.38

Hypothetical ending level: 800.00

Hypothetical threshold level: 1222.466, which is 70% of the hypothetical starting level

Since the hypothetical ending level is less than the hypothetical starting level by more than 30%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000	–	$1,000 x	1746.38 – 800.00	+ $	120 = $578.09
1746.38

On the stated maturity date you would receive $578.09 per security.

To the extent that the starting level, ending level and capped value differ from the values assumed above, the results indicated above would be different.

PRS-16

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

The S&P 500 Index

The S&P 500 Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. According to publicly available information, on July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices” or “S&P”). S&P Dow Jones Indices owns the S&P Indices business, including the S&P 500 Index, and the Dow Jones Indexes. The information about the S&P 500 Index contained herein updates the information under “The S&P 500 Index” in Annex A to the product supplement. Wells Fargo & Company is one of the companies currently included in the S&P 500 Index.

We obtained the closing levels listed below from Bloomberg Financial Markets (“Bloomberg”) without independent verification. You can obtain the level of the S&P 500 Index at any time from Bloomberg under the symbol “SPX” or from the S&P Dow Jones Indices website at www.standardandpoors.com. No information contained on the S&P Dow Jones Indices website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2003 to October 23, 2013. The closing level on October 23, 2013 was 1746.38.

PRS-17

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

The S&P 500 Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Index for each quarter in the period from January 1, 2003 through September 30, 2013 and for the period from October 1, 2013 to October 23, 2013.

	High	Low	Last
2003
First Quarter	931.66	800.73	848.18
Second Quarter	1011.66	858.48	974.50
Third Quarter	1039.58	965.46	995.97
Fourth Quarter	1111.92	1018.22	1111.92
2004
First Quarter	1157.76	1091.33	1126.21
Second Quarter	1150.57	1084.10	1140.84
Third Quarter	1129.30	1063.23	1114.58
Fourth Quarter	1213.55	1094.81	1211.92
2005
First Quarter	1225.31	1163.75	1180.59
Second Quarter	1216.96	1137.50	1191.33
Third Quarter	1245.04	1194.44	1228.81
Fourth Quarter	1272.74	1176.84	1248.29
2006
First Quarter	1307.25	1254.78	1294.83
Second Quarter	1325.76	1223.69	1270.20
Third Quarter	1339.15	1234.49	1335.85
Fourth Quarter	1427.09	1331.32	1418.30
2007
First Quarter	1459.68	1374.12	1420.86
Second Quarter	1539.18	1424.55	1503.35
Third Quarter	1553.08	1406.70	1526.75
Fourth Quarter	1565.15	1407.22	1468.36
2008
First Quarter	1447.16	1273.37	1322.70
Second Quarter	1426.63	1278.38	1280.00
Third Quarter	1305.32	1106.39	1166.36
Fourth Quarter	1161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1071.66	879.13	1057.08
Fourth Quarter	1127.78	1025.21	1115.10
2010
First Quarter	1174.17	1056.74	1169.43
Second Quarter	1217.28	1030.71	1030.71
Third Quarter	1148.67	1022.58	1141.20
Fourth Quarter	1259.78	1137.03	1257.64
2011
First Quarter	1343.01	1256.88	1325.83
Second Quarter	1363.61	1265.42	1320.64
Third Quarter	1353.22	1119.46	1131.42
Fourth Quarter	1285.09	1099.23	1257.60
2012
First Quarter	1416.51	1277.06	1408.47
Second Quarter	1419.04	1278.04	1362.16
Third Quarter	1465.77	1334.76	1440.67
Fourth Quarter	1461.40	1353.33	1426.19
2013
First Quarter	1569.19	1457.15	1569.19
Second Quarter	1669.16	1541.61	1606.28
Third Quarter	1725.52	1614.08	1681.55
October 1, 2013 to October 23, 2013	1754.67	1655.45	1746.38

PRS-18

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

The S&P 500 Index (Continued)

License Agreement

We and S&P Dow Jones Indices LLC have entered into a non-transferable, non-exclusive license agreement providing for the sublicense to us, in exchange for a fee, of the right to use the S&P 500 Index in connection with the issuance of the securities.

The license agreement between us and S&P Dow Jones Indices LLC provides that the following language must be stated in this pricing supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, S&P Financial Services LLC, any of their respective affiliates (collectively, “S&P/Dow Jones”) or their third party licensors. Neither S&P/Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P/Dow Jones and its third party licensors’ only relationship to Wells Fargo & Company with respect to the S&P 500 Index is the licensing of the S&P 500 Index and certain trademarks, servicemarks and/or trade names of S&P/Dow Jones and/or its third party licensors. The S&P 500 Index is determined, composed and calculated by S&P/Dow Jones or its third party licensors without regard to Wells Fargo & Company or the securities. S&P/Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P 500 Index. Neither S&P/Dow Jones nor its third party licensors are responsible for and have not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities, or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P/Dow Jones and its third party licensors have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P/ Dow Jones is not an investment advisor. Inclusion of a security within the S&P 500 Index is not a recommendation by S&P/Dow Jones to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P/DOW JONES NOR ITS THIRD PARTY LICENSORS GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P/DOW JONES AND ITS THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P/DOW JONES AND ITS THIRD PARTY LICENSORS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P/DOW JONES OR ITS THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P/DOW JONES AND WELLS FARGO & COMPANY, OTHER THAN THE LICENSORS OF S&P/DOW JONES.”

PRS-19

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

United States Federal Income Tax Considerations

The following is a general description of the material United States federal income tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the United States federal income tax consequences of acquiring, holding and disposing of the securities and receiving payments under the securities. This discussion is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

This discussion replaces the discussion in “United States Federal Income Tax Considerations” on page PS-20 of the accompanying product supplement.

The discussion below applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,
•	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,
•	a bank,
•	a life insurance company,
•	a tax-exempt organization,
•	a person that owns securities as part of a straddle or a hedging or conversion transaction for tax purposes,
•	a person that purchases or sells securities as part of a wash sale for tax purposes,
•	a person subject to the alternative minimum tax, or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Except as otherwise noted under “—Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a “United States holder” if you are a beneficial owner of a security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat a security for all tax purposes as a pre-paid derivative contract with respect to the Index that bears income equal to the contingent minimum return that is includible in ordinary income for tax purposes. The terms of the securities require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to so characterize and treat the securities.

PRS-20

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

United States Federal Income Tax Considerations (Continued)

If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (the “IRS”)), you should generally (i) include the contingent minimum return in income as ordinary income at the time you receive or accrue the contingent minimum return, depending on your regular method of accounting for tax purposes, and (ii) recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time, other than in respect of the contingent minimum return, and the price you paid for them. In general, your tax basis in your securities will be equal to the price you paid for them. Capital gain or loss should generally be long-term capital gain or loss if you held your securities for more than one year. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your securities should generally begin on the date after the issue date (i.e., the settlement date) and, if you hold your securities until maturity, your holding period should generally include the stated maturity date.

Any character mismatch arising from your inclusion of ordinary income in respect of the contingent minimum return and capital loss (if any) upon the sale, exchange or maturity of your securities may result in adverse tax consequences to you because your ability to deduct capital losses is subject to significant limitations.

However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could be alternatively treated for tax purposes in the manner described under “Alternative Treatments” below.

Alternative Treatments. It is possible that the securities could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the securities are so treated, you would be required to accrue interest income over the term of your securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities. You would recognize gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted tax basis in your securities. In general, your adjusted tax basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognize upon the sale, exchange or maturity of your securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities, and thereafter, would be capital loss.

Because of the absence of authority regarding the appropriate tax treatment of your securities, it is possible that the tax treatment of your securities could differ significantly from the treatment described above. For example, it is possible that (i) you should not include the contingent minimum return in income as ordinary income at the time you receive or accrue it but should instead take the contingent minimum return into account in the same manner as other amounts you receive upon the sale, exchange or maturity of your securities, (ii) any gain or loss that you recognize upon the sale, exchange or maturity of the securities should be treated as ordinary gain or loss, or (iii) you should be required to accrue interest income over the term of your securities (in excess of the contingent minimum return). You should consult your tax advisor as to the tax consequences of such treatment and any possible alternative treatments of your securities for United States federal income tax purposes.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest

PRS-21

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

United States Federal Income Tax Considerations (Continued)

payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your securities.

Medicare Tax. For taxable years beginning after December 31, 2012, if you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you will be subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on your circumstances). Your net investment income will include any net gains you recognize upon the sale, exchange or maturity of the securities, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income would include the contingent minimum return that you receive on the securities, unless such contingent minimum return were derived in the ordinary course of the conduct of a trade or business (in which case the contingent minimum return should be included in your net investment income if it were derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare Tax to any income and net gains you recognize in respect of your investment in the securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the securities or a sale, exchange or maturity of the securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the securities or a sale, exchange or maturity of the securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of securities.

Backup Withholding and Information Reporting. In general, if you are a non-corporate United States holder, Wells Fargo and other payors may be required to report to the IRS any payments made to you on your securities. In addition, Wells Fargo and other payors may be required to report to the IRS any payment of proceeds of the sale or exchange of your securities before maturity within the United States (as well as the proceeds of certain sales outside the United States). Additionally, backup withholding may apply to any payments made to you on your securities if you fail to provide an accurate taxpayer identification number or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

Non-United States Holders. The following section addresses the tax treatment of a non-United States holder of securities. You are a non-United States holder if you are a beneficial owner of a security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a security.

Because significant aspects of the tax treatment of the securities are uncertain, if we are the withholding agent with respect to payments attributable to the contingent minimum return on the securities, we intend to withhold at a rate of 30% on such payments made to a non-United States holder, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). In order to claim an exemption from or a reduction of the 30% withholding tax, a non-United States holder of a security must comply with certification requirements to establish that it is not a United States holder and is eligible for a reduction of or an exemption from withholding under an applicable tax treaty. Other withholding agents may take a similar position regarding their withholding obligations with respect to the contingent minimum return on the securities. If you are a non-United States holder, you are urged to consult your own tax advisor regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirements described above.

PRS-22

Growth Securities—Leveraged Upside Participation to a Cap

and Contingent Downside With Contingent Minimum Return

Principal at Risk Securities Linked to the S&P  500® Index due November 27, 2019

United States Federal Income Tax Considerations (Continued)

If your securities are characterized and treated for all tax purposes in the manner described above, and subject to the discussion of withholding on payments attributable to the contingent minimum return above, the discussion of Section 871 below and the discussion of backup withholding below, you generally should not be subject to United States federal income tax on capital gain realized on the sale, exchange or maturity of the securities, unless:

•	you are an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, or
•	the gain is effectively connected with your conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment in the United States).

If the first exception applies to you, you generally will be subject to United States federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to United States sources (including gains from the sale, exchange or maturity of the securities) exceed capital losses allocable to United States sources. If the second exception applies to you, you will not be subject to the 30% tax discussed in the previous sentence (assuming you provide certification on IRS Form W-8ECI), but you generally will be subject to United States federal income tax with respect of such gain in the same manner as United States holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

In addition, regulations proposed by the IRS and the Treasury Department under Section 871 of the Code could ultimately require all or a portion of the maturity payments with respect to your securities or of amounts you receive upon the sale or exchange of your securities after December 31, 2013 to be treated as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which may be satisfied by withholding. If we or other payors impose such a withholding tax (or any other withholding tax), we will not be required to pay any additional amounts with respect to amounts so withheld, and we will not be required to take any action in order to enable you to avoid the imposition of such a tax. You should consult your tax advisor concerning the potential application of these regulations to payments you receive on the securities when these regulations are finalized.

As discussed above, alternative characterizations of the securities for United States federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, if we are the withholding agent with respect such payments, we will withhold tax at the applicable statutory rate (or the lower rate under an applicable treaty). If the securities are recharacterized as debt, this withholding may be avoided if you qualify for the portfolio interest exemption and provide appropriate documentation.

You may be subject to otherwise applicable information reporting and backup withholding requirements with respect to payments on your securities unless you comply with certain certification and identification requirements as to your foreign status.

Prospective non-United States holders are urged to consult their tax advisors with respect to the tax consequences to them of an investment in the securities, including any possible alternative characterizations and treatments of the securities.

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